Exhibit 99.1

ACI Worldwide, Inc. Reports Financial Results for the
Quarter Ended September 30, 2021

Q3 2021 revenue of $317 million

Q3 2021 net new ARR up 50% versus Q3 2020

Raising full year 2021 guidance

MIAMI, FL — November 4, 2021 — ACI Worldwide (NASDAQ: ACIW), a leading global provider of real-time digital payment software, today announced financial results for the quarter ended September 30, 2021.

“ACI delivered a solid third quarter, continuing a string of quarterly financial results within our guidance range,” said Odilon Almeida, president and CEO of ACI Worldwide.

“This has been an important year in our transformation. We have streamlined our organization, sharpened our go-to-market, and continued our focus on ensuring customers remain at the center of what we do. As we near the end of 2021, these efforts show positive results, and I am pleased with our progress,” Almeida continued.

“We have increased our full-year guidance, signed 99% of our guided 2021 full-year revenue and expect to achieve the Rule of 40 this year for the first time. All of this gives us high confidence in our increased outlook and indicates that the laser-focused execution of our three-pillar strategy – Fit-for-growth, Focused-on-growth, and Step-change value creation – is working. It sets ACI on a pathway towards predictable and profitable organic growth, shows consistent delivery of our financial promises, and makes us increasingly optimistic about our future growth prospects,” Almeida concluded.

THREE-PILLAR STRATEGY PROGRESS

Fit-for-Growth

Throughout 2020 and 2021, the company’s fit-for-growth pillar was about cementing the next steps in its evolution by changing its business approach, streamlining its organization, sharpening its go-to-market strategy, and focusing on discipline around costs and profitability improvement in an environment of COVID-19 pressures.

In optimizing the organization, ACI sourced annual cost savings of $60 million and bolstered the commercial function, increasing its customer-facing salesforce. The revamped salesforce is already generating success. For example, roughly one-third of the company’s pipeline in the Bill Payment segment originates from recent hires.

These actions contributed to adjusted EBITDA growth of 17% and increased net adjusted EBITDA margin by more than 450 basis points in 2020.

Focused-on-Growth

The company’s focused-on-growth initiatives prioritize investments in digital transformation aligned with the payment modernization agendas of customers. These initiatives continue to focus on real-time payments and investments in “last mile”, global merchants with a particular focus on innovation in Omni-commerce, and emerging markets.

These efforts have boosted sales bookings, with net new ARR bookings up 50% from the third quarter of 2021. The ARR in the Americas nearly doubled from the previous year. The company has already signed 96% of its expected revenue for the fourth quarter or 99% of the guided revenue for the full year. The company’s revised guidance projects 5% organic revenue growth and 6-7% EBITDA growth in 2021.

Step-Change, Value Creation

The company’s endeavors in its third pillar, step-change value creation through M&A, are also ongoing. The company continues to review its business portfolio and M&A opportunities with a focus on exploring all options to maximize shareholder value in the short and long term.

Q3 2021 FINANCIAL RESULTS

Net new ARR bookings were up 50% from the third quarter last year, with wins recorded in all three business segments across multiple geographies. Many of these wins are from established global, regional, and national organizations -- from corporations to central governments. Fintech companies, including cryptocurrency and Buy Now, Pay Later (BNPL) providers, are also procuring ACI services.

Recurring revenue was $245 million, up 1% from Q3 2020. Total revenue in the quarter was $317 million, up slightly from Q3 2020.

•Bank segment recurring revenue increased 2% and Bank segment adjusted EBITDA decreased 6%, versus Q3 2020.
•Merchant segment recurring revenue increased 11% and Merchant segment adjusted EBITDA decreased 25%, versus Q3 2020.
•Biller segment recurring revenue declined 2%, and Biller segment adjusted EBITDA decreased 6%, versus Q3 2020.

Total adjusted EBITDA in the quarter was $74 million compared to $87 million in Q3 2020, primarily due to the timing of non-recurring, high-margin license renewals. Net adjusted EBITDA margin was 32% in the quarter, compared to 38% in Q3 2020. Net income in the quarter of $14 million declined compared to $16 million in Q3 2020.

Cash flows from operating activities in the quarter were $40 million, down from $67 million in Q3 2020. ACI ended the quarter with $141 million in cash on hand and nearly $500 million available on its credit facility after paying down $35 million in debt in the quarter.

INCREASING 2021 GUIDANCE

For the full year of 2021, ACI now expects revenue to be in a range of $1.355 billion to $1.360 billion, up from a range of $1.335 billion to $1.345 billion. The company expects adjusted EBITDA to be in the range of $380 million to $385 million, which is at the higher end of the previous guidance range.

CONFERENCE CALL TO DISCUSS FINANCIAL RESULTS

Management will host a conference call at 8:30 am ET today to discuss these results. Interested persons may access a real-time webcast of the teleconference at http://investor.aciworldwide.com/ or use the following number for dial-in participation: toll-free (866) 914-7436. Please provide your name, the conference name of ACI Worldwide, Inc., and conference ID 4968688.

About ACI Worldwide

ACI Worldwide is a global software company that provides mission-critical real-time payment solutions. Customers use our proven, scalable and secure solutions to process and manage digital payments, enable omni-commerce payments, present and process bill payments, and manage fraud and risk. We combine our global footprint with local presence to drive the real-time digital transformation of payments and commerce.

© Copyright ACI Worldwide, Inc. 2021.

ACI, ACI Worldwide, ACI Payments, Inc., ACI Pay, Speedpay and all ACI product/solution names are trademarks or registered trademarks of ACI Worldwide, Inc., or one of its subsidiaries, in the United States, other countries or both. Other parties’ trademarks referenced are the property of their respective owners.

For more information contact:

Investors

John Kraft

john.kraft@aciworldwide.com

Media

Dan Ring

dan.ring@aciworldwide.com

To supplement our financial results presented on a GAAP basis, we use the non-GAAP measures indicated in the tables, which exclude significant transaction-related expenses, as well as other significant non-cash expenses such as depreciation, amortization, and stock-based compensation, that we believe are helpful in understanding our past financial performance and our future results. The presentation of these non-GAAP financial measures should be considered in addition to our GAAP results and are not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. Management generally compensates for limitations in the use of non-GAAP financial measures by relying on comparable GAAP financial measures and providing investors with a reconciliation of non-GAAP financial measures only in addition to and in conjunction with results presented in accordance with GAAP.

We believe that these non-GAAP financial measures reflect an additional way to view aspects of our operations that, when viewed with our GAAP results, provide a more complete understanding of factors and trends affecting our business. Certain non-GAAP measures include:

•Adjusted EBITDA: net income (loss) plus income tax expense (benefit), net interest income (expense), net other income (expense), depreciation, amortization and stock-based compensation, as well as significant transaction-related expenses. Adjusted EBITDA should be considered in addition to, rather than as a substitute for, net income (loss).

•Net Adjusted EBITDA Margin: Adjusted EBITDA divided by revenue net of pass-through interchange revenue. Net Adjusted EBITDA Margin should be considered in addition to, rather than as a substitute for, net income (loss).

•Diluted EPS adjusted for non-cash and significant transaction related items: diluted EPS plus tax effected significant transaction related items, amortization of acquired intangibles and software, and non-cash stock-based compensation. Diluted EPS adjusted for non-cash and significant transaction related items should be considered in addition to, rather than as a substitute for, diluted EPS.

•Recurring revenue: revenue from software as a service and platform as a service fees and maintenance fees. Recurring revenue should be considered in addition to, rather than as a substitute for, total revenue.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements based on current expectations that involve a number of risks and uncertainties. Generally, forward-looking statements do not relate strictly to historical or current facts and may include words or phrases such as “believes,” “will,” “expects,” “anticipates,” “intends,” and words and phrases of similar impact. The forward-looking statements are made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Forward-looking statements in this press release include, but are not limited to, (i) expectations that 99% of the guided revenue for the full year is already signed and the achievement of the Rule of 40 this year, (ii) our high confidence in our increased outlook, (iii) indications that the laser-focused execution of our three-pillar strategy is working and that it sets ACI on a pathway towards predictable and profitable organic growth, shows consistent delivery of our financial promises, and makes us increasingly optimistic about our future growth prospects, (iv) the company’s pipeline in the Bill Payment segment, (v) the company continues to review its business portfolio and M&A opportunities with a focus on exploring all options to maximize shareholder value in the short and long term, and (vi) expectations regarding our full year 2021 revenue and adjusted EBITDA guidance.

All of the foregoing forward-looking statements are expressly qualified by the risk factors discussed in our filings with the Securities and Exchange Commission. Such factors include, but are not limited to, the COVID-19 pandemic, increased competition, business interruptions or failure of our information technology and communication systems, may be subjected to security breaches or viruses, our ability to attract and retain senior management personnel and skilled technical employees, new members of senior management coupled with our headquarters relocation, future acquisitions, strategic partnerships and investments, integration of and achieving benefits from the Speedpay acquisition, implementation and success of our new Three Pillar strategy, impact if we convert some or all on-premise licenses from fixed-term to subscription model, anti-takeover provisions, exposure to credit or operating risks arising from certain payment funding methods, customer reluctance to switch to a new vendor, our ability to adequately defend our intellectual property, litigation, our offshore software development activities, risks from operating internationally, including fluctuations in currency exchange rates, adverse changes in the global economy, compliance of our products with applicable legislation, governmental regulations and industry standards, the complexity of our products and services and the risk that they may contain hidden defects, complex regulations applicable to our payments business, our compliance with privacy regulations, exposure to unknown tax liabilities, consolidations and failures in the financial services industry, volatility in our stock price, demand for our products, failure to obtain renewals of customer contracts or to obtain such renewals on favorable terms, delay or cancellation of customer projects or inaccurate project completion estimates, impairment of our goodwill or intangible assets, the accuracy of management’s backlog estimates, the cyclical nature of our revenue and earnings and the accuracy of forecasts due to the concentration of revenue-generating activity during the final weeks of each quarter, restrictions and other financial covenants in our debt agreements, our existing levels of debt, potential adverse effects from the impending replacement of LIBOR, events outside of our control including natural disasters, wars, and outbreaks of disease. For a detailed discussion of these risk factors, parties that are relying on the forward-looking statements should review our filings with the Securities and Exchange Commission, including our most recently filed Annual Report on Form 10-K and our quarter.

ACI WORLDWIDE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited and in thousands)

	September 30, 2021	December 31, 2020
ASSETS
Current assets
Cash and cash equivalents	$141,482	$165,374
Receivables, net of allowances	299,336	342,879
Settlement assets	510,477	605,008
Prepaid expenses	29,820	24,288
Other current assets	30,420	17,365
Total current assets	1,011,535	1,154,914
Noncurrent assets
Accrued receivables, net	196,676	215,772
Property and equipment, net	61,689	64,734
Operating lease right-of-use assets	49,438	41,243
Software, net	166,936	196,456
Goodwill	1,280,226	1,280,226
Intangible assets, net	292,659	321,983
Deferred income taxes, net	64,775	57,476
Other noncurrent assets	60,556	54,099
TOTAL ASSETS	$3,184,490	$3,386,903
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$35,318	$41,223
Settlement liabilities	512,980	604,096
Employee compensation	46,689	48,560
Current portion of long-term debt	40,967	34,265
Deferred revenue	105,725	95,849
Other current liabilities	61,806	81,612
Total current liabilities	803,485	905,605
Noncurrent liabilities
Deferred revenue	32,912	33,564
Long-term debt	1,033,353	1,120,742
Deferred income taxes, net	31,951	40,504
Operating lease liabilities	45,354	39,958
Other noncurrent liabilities	41,881	39,933
Total liabilities	1,988,936	2,180,306
Commitments and contingencies
Stockholders’ equity
Preferred stock	—	—
Common stock	702	702
Additional paid-in capital	683,044	682,431
Retained earnings	1,021,810	1,003,490
Treasury stock	(411,684)	(387,581)
Accumulated other comprehensive loss	(98,318)	(92,445)
Total stockholders’ equity	1,195,554	1,206,597
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$3,184,490	$3,386,903

ACI WORLDWIDE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited and in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenues
Software as a service and platform as a service	$191,456	$190,369	$583,530	$563,892
License	54,454	56,773	110,383	135,038
Maintenance	53,519	53,049	159,037	159,078
Services	17,485	15,692	50,819	49,270
Total revenues	316,914	315,883	903,769	907,278
Operating expenses
Cost of revenue (1)	158,712	158,579	476,811	471,762
Research and development	35,248	33,573	104,791	108,175
Selling and marketing	33,413	22,154	90,211	76,692
General and administrative	29,717	37,000	89,429	102,684
Depreciation and amortization	31,845	33,395	95,434	98,928
Total operating expenses	288,935	284,701	856,676	858,241
Operating income	27,979	31,182	47,093	49,037
Other income (expense)
Interest expense	(11,208)	(12,925)	(33,943)	(44,238)
Interest income	2,834	2,927	8,553	8,781
Other, net	(1,088)	1,356	(1,036)	(6,361)
Total other income (expense)	(9,462)	(8,642)	(26,426)	(41,818)
Income before income taxes	18,517	22,540	20,667	7,219
Income tax expense	4,753	6,674	2,347	1,705
Net income	$13,764	$15,866	$18,320	$5,514
Income per common share
Basic	$0.12	$0.14	$0.16	$0.05
Diluted	$0.12	$0.13	$0.15	$0.05
Weighted average common shares outstanding
Basic	117,512	116,558	117,574	116,217
Diluted	118,540	117,804	118,817	117,644
(1) The cost of revenue excludes charges for depreciation but includes amortization of purchased and developed software for resale.

ACI WORLDWIDE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited and in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Cash flows from operating activities:
Net income	$13,764	$15,866	$18,320	$5,514
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation	5,130	6,260	15,838	18,012
Amortization	28,250	29,230	84,528	86,992
Amortization of operating lease right-of-use assets	2,752	5,344	7,752	14,145
Amortization of deferred debt issuance costs	1,168	1,197	3,525	3,613
Deferred income taxes	(2,184)	(5,798)	(11,742)	(10,540)
Stock-based compensation expense	6,367	8,061	20,790	22,943
Other	(463)	2,567	(27)	4,339
Changes in operating assets and liabilities:
Receivables	(20,801)	12,208	55,953	41,261
Accounts payable	(2,540)	(4,607)	(5,080)	1,680
Accrued employee compensation	7,261	5,408	(1,140)	13,585
Deferred revenue	10,042	(7,875)	10,339	14,361
Other current and noncurrent assets and liabilities	(9,064)	(1,332)	(51,158)	(23,847)
Net cash flows from operating activities	39,682	66,529	147,898	192,058
Cash flows from investing activities:
Purchases of property and equipment	(4,893)	(3,476)	(12,968)	(14,091)
Purchases of software and distribution rights	(4,389)	(6,499)	(20,041)	(21,556)
Net cash flows from investing activities	(9,282)	(9,975)	(33,009)	(35,647)
Cash flows from financing activities:
Proceeds from issuance of common stock	878	959	2,526	2,853
Proceeds from exercises of stock options	208	5,396	7,252	6,518
Repurchase of stock-based compensation awards for tax withholdings	(37)	(26)	(14,833)	(11,150)
Repurchases of common stock	—	—	(39,411)	(28,881)
Proceeds from revolving credit facility	—	—	—	30,000
Repayment of revolving credit facility	(25,000)	(40,000)	(55,000)	(109,000)
Repayment of term portion of credit agreement	(9,737)	(9,737)	(29,212)	(29,212)
Payments on or proceeds from other debt, net	(1,915)	(5,358)	(10,187)	(10,044)
Net cash flows from financing activities	(35,603)	(48,766)	(138,865)	(148,916)
Effect of exchange rate fluctuations on cash	472	(3,166)	84	4,952
Net increase (decrease) in cash and cash equivalents	(4,731)	4,622	(23,892)	12,447
Cash and cash equivalents, beginning of period	146,213	129,223	165,374	121,398
Cash and cash equivalents, end of period	$141,482	$133,845	$141,482	$133,845

Adjusted EBITDA (millions)	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net income	$13.8	$15.9	$18.3	$5.5
Plus:
Income tax expense	4.7	6.7	2.3	1.7
Net interest expense	8.4	10.0	25.4	35.5
Net other (income) expense	1.1	(1.4)	1.0	6.4
Depreciation expense	5.1	6.3	15.9	18.0
Amortization expense	28.2	29.2	84.5	87.0
Non-cash stock-based compensation expense	6.4	8.1	20.8	22.9
Adjusted EBITDA before significant transaction-related expenses	67.7	74.8	168.2	177.0
Significant transaction-related expenses:
Employee related actions	4.4	8.0	8.1	16.2
Facility closures	—	1.9	—	3.7
Other	1.6	2.4	2.5	5.9
Adjusted EBITDA	$73.7	$87.1	$178.8	$202.8
Revenue, net of interchange:
Revenue	$316.9	$315.9	$903.8	$907.3
Interchange	87.8	88.2	262.6	251.8
Revenue, net of interchange	$229.1	$227.7	$641.2	$655.5

Net adjusted EBITDA margin	32%	38%	28%	31%

Segment Information (millions)	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenue
Banks	$131.7	$125.7	$341.7	$356.9
Merchants	39.0	40.8	115.1	109.9
Billers	146.2	149.4	447.0	440.5
Total	$316.9	$315.9	$903.8	$907.3
Recurring revenue
Banks	$63.6	$62.2	$189.6	$187.0
Merchants	35.2	31.7	106.0	95.5
Billers	146.2	149.5	446.9	440.4
Total	$245.0	$243.4	$742.6	$723.0
Segment adjusted EBITDA
Banks	$67.6	$71.7	$159.3	$182.5
Merchants	14.2	19.0	42.0	38.2
Billers	32.0	33.9	100.6	98.4

EPS Impact of Non-Cash and Significant Transaction-Related Items (millions)	Three Months Ended September 30,
	2021		2020
	EPS Impact	$ in Millions (Net of Tax)	EPS Impact	$ in Millions (Net of Tax)
GAAP net income	$0.12	$13.8	$0.13	$15.9
Adjusted for:
Significant transaction-related expenses	0.04	4.5	0.08	9.3
Amortization of acquisition-related intangibles	0.06	7.0	0.06	7.1
Amortization of acquisition-related software	0.05	6.0	0.07	8.2
Non-cash stock-based compensation	0.04	4.8	0.05	6.1
Total adjustments	0.19	22.3	0.26	30.7
Diluted EPS adjusted for non-cash and significant transaction-related items	$0.31	$36.1	$0.39	$46.6

EPS Impact of Non-Cash and Significant Transaction-Related Items (millions)	Nine Months Ended September 30,
	2021		2020
	EPS Impact	$ in Millions (Net of Tax)	EPS Impact	$ in Millions (Net of Tax)
GAAP net income	$0.15	$18.3	$0.05	$5.5
Adjusted for:
Significant transaction-related expenses	0.07	8.0	0.17	19.7
Amortization of acquisition-related intangibles	0.18	21.1	0.18	21.1
Amortization of acquisition-related software	0.16	19.1	0.21	24.3
Non-cash stock-based compensation	0.13	15.8	0.15	17.4
Total adjustments	0.54	64.0	0.71	82.5
Diluted EPS adjusted for non-cash and significant transaction-related items	$0.69	$82.3	$0.76	$88.0

Recurring Revenue (millions)	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
SaaS and PaaS fees	$191.5	$190.4	$583.5	$563.9
Maintenance fees	53.5	53.0	159.1	159.1
Recurring revenue	$245.0	$243.4	$742.6	$723.0

Annual Recurring Revenue (ARR) Bookings (millions)	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
ARR bookings	$22.4	$15.0	$49.7	$49.9